UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2006


                            IVI COMMUNICATIONS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                 Nevada                                 33-0965560
      ----------------------------             ----------------------------
      (State or other jurisdiction                    (IRS Employer
            of incorporation)                       Identification No.)

                                    000-32797
                            ------------------------
                            (Commission File Number)

             5959 W. Century Blvd., Suite 573, Los Angeles, CA 90045
             -------------------------------------------------------
              (Address of principal executive offices and Zip Code)


Registrant's telephone number, including area code: (310) 216-7740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

On March 20, 2006, IVI Communications, Inc. (the "Company") filed a Certificate of Designation, Powers Preferences and Rights of Series A Preferred Stock with the state of Nevada. Of the Company's 5,000,000 shares of authorized preferred stock, the Certificate of Designation authorizes the Company to issue up to 4,000,000 shares of Series A Preferred Stock, par value $0.001 per share. The Series A Preferred Stock has a stated value of $0.05 and a liquidation preference over the Company's common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class.

Beginning one year from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into ten shares of the Company's common stock. However, holders cannot convert any share of Series A Preferred Stock if the Company reports annual revenue less than ten million (10,000,000) dollars. Notwithstanding the limitation on any conversions of the Series A Preferred Stock when the Company's annual revenue is less than ten million (10,000,000) dollars, if prior to one year from the date of issuance, there is a sale or other disposition of all or substantially all of the Company's assets, a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or upon a consolidation, merger or other business combination where the Company is not the survivor, then immediately prior to such event each holder of Series A Preferred Stock may convert any or all of such holder's shares of Series A Preferred Stock into common stock as described above. The Certificate of Designation also provides that the holders of Series A Preferred Stock shall be entitled to any distribution by the Company of its assets, which would have been payable to the holders of the Series A Preferred Stock with respect to the shares of Common Stock issuable upon conversion had such holders been the holders of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 13, 2006, the Board of Directors of the Company approved the issuance of 2,400,000 shares Series A Preferred Stock to Nyhl Henson at a price of $0.05, 900,000 shares Series A Preferred Stock to Charles Roodenburg at a price of $0.05, and 700,000 shares Series A Preferred Stock to Robin Tjon at a price of $0.05, in consideration for bona fide services rendered, subject to the filing of the Certificate of Designation with the State of Nevada. These shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

     Not applicable.

(b) Pro forma financial information.

     Not applicable.

(c) Exhibits.



EXHIBIT
NUMBER         DESCRIPTION
--------------------------------------------------------------------------------
3.3            Certificate of Designation, Powers, Preferences and Rights of
               Series A Preferred Stock, filed with the State of Nevada on March
               20, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IVI Communications, Inc.


Date: March 24, 2006                        /s/ Charles J. Roodenburg
                                            ------------------------------------
                                            Charles J. Roodenburg
                                            CFO/DIRECTOR










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